Exhibit 23.2

MORGENSTERN,  SVOBODA  &  BAER,  CPA's,  P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL:  (212) 925-9490
FAX: (212) 226-9134
E-MAIL: rnsbcpas@grnail.corn

February 16, 2010

United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N. W.
Washington D.C. 20549

Re:     China Qinba Pharmaceuticals Inc.

Dear Sirs/Madams:

The undersigned Morgenstern, Svoboda & Baer, CPA's P.C. previously acted as independent accountants to audit the financial statements of China Qinba Pharmaceuticals Inc, We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read China Qinba Pharmaceuticals Inc.'s statements included under Item 4 of its Form 8-K dated February l9, 2010, and we agree with such statements as they relate to us. We have no basis to agree or disagree with the other statements of the Company in the remainder of the Current Report on Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/s/ Morgenstern, Svoboda & Baer, CPA's P.C.

Morgenstern, Svoboda & Baer, CPA's P.C.